UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported): February 23, 2026

374WATER INC.
(Exact Name of Registrant as Specified in Charter)

Delaware	000-27866	88-0271109
(State or Other Jurisdiction of Incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

100 Southcenter Court, Suite 200

Morrisville, NC 27560

(Address of Principal Executive

Offices)(Zip Code)

(440) 601-9677

(Registrant’s Telephone Number, Including Area Code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001	SCWO	The Nasdaq Capital Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment of President and Chief Executive Officer

On February 23, 2026, 374Water Inc. (the “Company”) appointed Danny Bogar as the Company’s President and Chief Executive Officer, effective as of February 23, 2026.

Mr. Bogar, age 66, has served in a business development role at the Company since 2021. Prior to joining the Company, from November 2019 through April 2021, Mr. Bogar served as the President and Chief Operating Officer of PowerVerde Inc., an energy company, until its merger with the Company. Prior to PowerVerde, Mr. Bogar served as President and Chief Executive Officer of American Green Technology, President and Chief Executive Officer of Stanford Group Company’s broker-dealer, and President of the Americas at CellStar Corporation. Mr. Bogar also served as an adjunct professor at Texas State University from January 2019 until January 2025, teaching organizational management and leadership. Mr. Bogar holds a Master of Business Administration in Finance from the University of St. Thomas (TX) and a Bachelor of Business Administration in Marketing from Stephen F. Austin State University.

In connection with Mr. Bogar’s appointment, the Company has agreed to pay Mr. Bogar a base salary of $225,000 per year and a signing bonus of $50,000 (the “Compensation Arrangement”).

Other than the Compensation Arrangement, there was no arrangement or understanding between Mr. Bogar and any other person with respect to his appointment to the role of President and Chief Executive Officer. Mr. Bogar does not have any family relationships with any director or executive officer of the Company. There have been no transactions, nor are there any currently proposed transactions, in which the Company was or is to be a participant and in which Mr. Bogar, or any member of his immediate family, had, or will have, a direct or indirect material interest that would be required to be disclosed under Item 404(a) of Regulation S-K.

Resignation of Interim President and Chief Executive Officer

In connection with Mr. Bogar’s appointment, Stephen Jones resigned as Interim President and Chief Executive Officer of the Company, effective February 23, 2026.  Mr. Jones was appointed Interim President and Chief Executive Officer effective October 8, 2025, while the Company’s Board of Directors conducted a search for a permanent President and Chief Executive Officer for the Company.

A copy of the press release announcing the appointment of Mr. Bogar, among other things, is filed with this Current Report on Form 8-K as Exhibit 99.1 attached hereto and incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
99.1	Press Release of 374Water Inc. dated February 23, 2026.

104	Cover Page Interactive Data File (formatted as Inline XBRL)

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: February 24, 2026	374WATER INC.

	By:	/s/ Danny Bogar
	Name:	Danny Bogar
	Title:	President and Chief Executive Officer

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